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                                                                     EXHIBIT 4.3


                                PLEDGE AGREEMENT



         THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), executed by THE DIXIE GROUP, INC., a Tennessee corporation (the "PLEDGOR") in favor of SUNTRUST BANK, a Georgia banking corporation, in its capacity as Collateral Agent (the "COLLATERAL AGENT") for itself and other lending institutions (the "LENDERS") that are signatories to the Credit Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, the Pledgor, the Lenders, SunTrust Bank, as Administrative Agent, and Bank of America, N.A., as the Documentation Agent are parties to that Credit Agreement, dated as of March 31, 1998, as amended by that certain First Amendment to Credit Agreement, effective December 26, 1998, as amended by that certain Second Amendment to Credit Agreement, effective October 5, 2000 and by that certain Third Amendment to Credit Agreement, effective November 2, 2000 (as amended or modified, the "CREDIT AGREEMENT");

         WHEREAS, the Pledgor has executed that certain Promissory Note in the amount of $5,000,000 in favor of SunTrust Bank, formerly known as SunTrust Bank, Chattanooga, ("SUNTRUST") (as amended or modified, the "SUNTRUST NOTE");

         WHEREAS, it is a condition to the obligations of the Administrative Agent and the Lenders under the Credit Agreement and the obligations of SunTrust under the SunTrust Note that Pledgor grant to the Collateral Agent a security interest in all of its Pledged Collateral as defined below, and Pledgor wishes to fulfill said condition;

         WHEREAS, Pledgor is the record and beneficial owner of the issued and outstanding shares of common stock of those companies listed on Schedule I attached hereto (the "PLEDGED SHARES").

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

         2. Pledge. Pledgor hereby pledges to the Collateral Agent, for its benefit in such capacity, for its benefit as lender under the SunTrust Note and for the benefit of the Lenders (the Collateral Agent, SunTrust and Lenders referred to herein as the "SECURED PARTIES" and each a "SECURED PARTY") and grants to the Collateral Agent, for its benefit and the benefit of the Secured Parties, a security interest in all of Pledgor's rights, title and interests in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of Pledgor (collectively, the "PLEDGED COLLATERAL"):


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                  (a)      the Pledged Shares and the certificates representing
         the Pledged Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares so that the Collateral Agent maintains at all times under this Pledge Agreement a pledge of and security interest in and to all shares of the authorized and issued and outstanding capital stock of those companies listed on Schedule I now or hereafter owned by the Pledgor;

                  (b) Any stock or other securities acquired by the Pledgor or the Pledgor's designees with respect to, incident to or in lieu of the Pledged Shares or with respect to, incident to or in lieu of the Pledged Collateral (x) due to any dividend, stock-split, stock dividend or distribution on dissolution, on partial or total liquidation, or for any other reason, (y) in connection with a reduction of capital, capital surplus or paid-in-surplus or (z) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting those companies listed on Schedule I;

                  (c) Any subscription or other rights or options issued in connection with the Pledged Shares, and, if exercised by the Pledgor, all new shares or other securities so acquired by the Pledgor, which shall immediately be assigned and delivered to the Collateral Agent and held under the terms of this Pledge Agreement in the same manner as the Pledged Shares originally pledged hereunder; and

                  (d) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Shares or other securities and rights and interests described in this Section 2.

         3. Security For Secured Obligations. This Pledge Agreement and the Pledged Collateral secure the prompt payment, in full when due, whether at stated maturity, or by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Credit Documents, the payment in full when due and performance of all obligations under or in connection with the SunTrust Note and all obligations of Pledgor now or hereafter existing under this Pledge Agreement (collectively, the "SECURED OBLIGATIONS"). Such Secured Obligations include, without limitation, all interest, charges, expenses, fees, attorneys' fees and other sums required to be paid by Pledgor under the Credit Agreement, under the SunTrust Note, under this Pledge Agreement or under any of the other Credit Documents.

         4. Delivery Of Pledged Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, and shall be accompanied by duly executed, undated instruments of transfer or assignment endorsed in blank, all in form and substance satisfactory to the Collateral Agent and, if the Collateral Agent so requests, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. After


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the occurrence and during the continuation of an Event of Default, the
Collateral Agent shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

         5. Representations and Warranties. Pledgor represents and warrants to the Secured Parties as follows:

                  (a) the Pledged Shares represent, all of the issued and outstanding shares of the voting capital stock of those companies listed on Schedule I owned by the Pledgor.

                  (b) Pledgor is, and at the time of delivery of the Pledged Shares to the Collateral Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Shares, free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Pledge Agreement.

                  (c) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable and all documentary, stamp, or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and will be hereafter paid by the Pledgor as same becomes due and payable.

                  (d) No dispute, counterclaim or defense exists with respect to all or any part of the Pledged Collateral.

                  (e) Pledgor has the requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over its Pledged Collateral to the Collateral Agent as provided herein.

                  (f) There are no restrictions upon the transfer, hypothecation or pledge of any of the Pledged Collateral.

                  (g) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                  (h) Schedule I hereto lists the authorized shares of common stock, the par value thereof and the number of issued and outstanding shares of common stock of each issuer of Pledged Shares. As of the date hereof, (i) no subscription, warrant, option or other rights to purchase or acquire any shares of any class of capital stock of any issuer of Pledged Shares is authorized and outstanding, and (ii) there is no commitment by any issuer of Pledged Shares to issue any such shares, warrants, options or other such rights or securities.


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                  (i)      The pledge by Pledgor of its Pledged Collateral is
         not in contravention of any law or of any agreement to which Pledgor is party or by which Pledgor is otherwise bound, and no consent, approval, authorization or other order of, or other action by, any Person or notice to or filing with, any Person is required (x) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                  (j) The pledge, assignment and delivery of the Pledged Collateral together with duly executed, undated instruments of transfer or assignment endorsed in blank pursuant to this Pledge Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations and no filing or other action is necessary to perfect or protect such security interest, except that (i) the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the Uniform Commercial Code as in effect in the State of Georgia (the "U.C.C.") to perfect a security interest in certain proceeds of the Pledged Collateral that do not constitute Pledged Shares or other securities or instruments and (ii) the filing of a financing statement under Section 9-115(4)(b) of the U.C.C. may be required to perfect a security interest in any Pledged Collateral that constitutes "investment property" (other than the Pledged Shares) with respect to which the Collateral Agent does not have "control" (as such terms are defined in the U.C.C.).

                  (k) All of the representations and warranties contained in the Credit Agreement, the SunTrust Note and the other Credit Documents are true and correct in all material respects, are incorporated herein by this reference and are reaffirmed and deemed made herein by Pledgor for purposes of this Pledge Agreement.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Pledge Agreement.

         6. Covenants. Pledgor covenants and agrees that from and after the date of this Pledge Agreement and until all Commitments have been terminated and all Secured Obligations, other than Secured Obligations in respect of indemnification that are not yet due and payable and other similar contingent obligations which are not yet due and payable and survive the termination of this Agreement, have been paid in full:

                  (a) Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid dividends or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, except pursuant to this Pledge Agreement.


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                  (b)      Pledgor will not cause any issuer of Pledged Shares
to issue or grant any warrants, stock options of any nature or other instruments convertible into shares of any class of capital stock or issue any additional shares of capital stock or sell or transfer any treasury stock.

                  (c) Pledgor will, at its own cost and expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Collateral Agent from time to time may request in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

                  (d) Pledgor has and will, at its own cost and expense, defend the title to its Pledged Collateral and the Liens of the Collateral Agent thereon against the claim of any Person and will maintain and preserve such Liens until the payment and performance, in full, of all Secured Obligations; including the filing of any necessary financing statements, which may be filed by Collateral Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Collateral Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;.

                  (e) Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon its Pledged Collateral before the same become delinquent or become Liens upon any of its Pledged Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

         7. Adjustments and Distributions Concerning Pledged Collateral. Should the Pledged Collateral, or any part thereof, ever be converted in any manner into another type of property or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Pledged Collateral, then in any such event (except as expressly provided in Section 8 hereof), all such property, money and other proceeds shall immediately be and become part of the Pledged Collateral, and the Pledgor covenants and agrees to forthwith pay and deliver all money so received to the Collateral Agent; and, if the Collateral Agent deems it necessary and so requests, to properly endorse, assign or transfer any and all such other proceeds to the Collateral Agent and to deliver to the Collateral Agent any and all such other proceeds which require perfection by possession under the U.C.C. With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of the Collateral Agent, the Pledgor will forthwith execute and deliver to the Collateral Agent whatever the Collateral Agent shall deem necessary or proper for such purposes.

         8.       Pledgor's Rights; Termination Of Rights.

                  (a) As long as no Event of Default (as defined in Section 9 hereof) shall have occurred and be continuing:

                           (i) Pledgor shall have the right, from time to time, to vote and give consents with respect to its Pledged Collateral or any part thereof for all


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                  purposes permitted by the Credit Agreement and not
                  inconsistent with the provisions of this Pledge Agreement, the Credit Agreement or any other Credit Documents; provided, that, without limitation of the foregoing, no vote shall be cast, and no consent shall be given or action taken by Pledgor, which would have the effect of impairing the position of the Collateral Agent hereunder or which would authorize or effect (except if and to the extent expressly permitted by the Credit Agreement): (A) the dissolution or liquidation, in whole or in part, of any issuer of the Pledged Collateral, (B) the consolidation or merger of any issuer of the Pledged Collateral with any other Person (other than Pledgor), (C) the sale, disposition or encumbrance of any portion of the assets of any issuer of the Pledged Collateral or any business or division thereof, (D) any change in the authorized number of shares, the stated capital or the authorized shares of any issuer of the Pledged Collateral or the issuance of any additional shares of capital stock thereof, or (E) the alteration of the voting rights with respect to the capital stock of any issuer of the Pledged Collateral;

                           (ii) Pledgor shall be entitled, from time to time, to collect and receive for its own use all dividends paid in respect of its Pledged Shares to the extent not in violation of the Credit Agreement other than any and all: (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of its Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any of its Pledged Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any of its Pledged Collateral; provided, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Pledge Agreement.

                           (b)      All dividends (other than such cash
         dividends as are permitted to be paid to Pledgor in accordance with
         Section 8(a)(ii) above) and all other distributions in respect of any of the Pledged Shares, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral of Pledgor in the same form as so received (with any necessary endorsement or assignment).

                           (c) Upon the occurrence of an Event of Default and during the continuation thereof, all of Pledgor's rights to exercise voting and other consensual rights pursuant to Section 8(a)(i) hereof and all of Pledgor's rights to receive any cash dividends pursuant to Section 8(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, who shall have the sole and exclusive right to exercise the voting and other consensual rights which Pledgor would otherwise be authorized to exercise pursuant to Section 8(a)(i) hereof and to receive and retain the dividends which Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) hereof. Upon the occurrence


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         of an Event of Default (as defined in Section 9 hereof) and during the continuation thereof, Pledgor shall pay over to the Collateral Agent, for the benefit of the Secured Parties, any dividends received by Pledgor with respect to its Pledged Collateral and any and all money and other property paid over to or received by the Collateral Agent shall be retained by the Collateral Agent, for the benefit of the Secured Parties, as Pledged Collateral hereunder and shall be applied in accordance with the provisions hereof.

         9. Default. The Pledgor shall be in default under this Pledge Agreement upon the happening of any of the following events or conditions (hereinafter referred to as an "EVENT OF DEFAULT"):

                  (a) The occurrence of a "Default" or an "Event of Default" as defined in the Credit Agreement;

                  (b) The occurrence of a default or event of default under or in connection with the SunTrust Note;

                  (c) The filing of any financing statement with regard to the Pledged Collateral, other than relating to or permitted by this Pledge Agreement, or the attachment of any additional lien or security interest to any portion of the Pledged Collateral, for the benefit of any Person other than the Collateral Agent; and

                  (d) Failure of Pledgor to observe any of its respective covenants set forth in this Pledge Agreement;

         10.      Remedies Upon An Event Of Default.

                  (a) Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may exercise all rights of a secured party under the U.C.C. (whether or not the U.C.C. applies to the affected collateral). In addition, the Collateral Agent is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exercise the voting rights with respect thereto, collect and receive all cash dividends and other distributions made thereon, sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the legal and record owner thereof. Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, for the benefit of the Secured Parties, as the proxy and attorney-in-fact of Pledgor, with full power of substitution to exercise any of the rights provided in the preceding sentence; provided, that the Collateral Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Collateral Agent's offices or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Collateral Agent may deem fair, and any


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         Secured Party may be the purchaser of the whole or any part of the
         Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption, which Pledgor hereby waives to the extent permitted by applicable law. Each sale shall be made to the highest bidder, but the Collateral Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Collateral Agent.

                  (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Collateral Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Collateral Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after ten (10) days' notice from the Collateral Agent to the Pledgor.

                  (c) If, at any time that the Collateral Agent shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 10, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale,
         (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof, and (iv) may place all or any part of the Pledged Collateral with an investment banking firm for private placement, which firm shall be entitled to purchase all or any part of the Pledged Collateral for its own account. If any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute), then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder


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         (including a sale at auction) be conducted subject to restrictions (i)
         as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof,
         (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor or any of its subsidiaries so sold and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the U.C.C. and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                  (d) Pledgor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (c), the Collateral Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law). Pledgor, however, recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor would agree to do so.

                  (e) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 13 hereof) in whole or in part by the Collateral Agent for the benefit of the Secured Parties in their individual and various agency capacities and any other holder of any Secured Obligations against, all or any part of the Secured Obligations in accordance with the terms hereof. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  (f) Pledgor agrees that following the occurrence and during the continuation of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession


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         thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers, or remedies. No failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect. Pledgor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Pledged Collateral.

         11. Power Of Attorney. Pledgor appoints the Collateral Agent, or any other Person whom the Collateral Agent may designate, as Pledgor's true and lawful attorney-in-fact, with power to endorse Pledgor's name on any checks, notes, acceptances, money orders, drafts or other form of payment or security representing a portion of the Pledged Collateral that may come into the Collateral Agent's possession and to do all things necessary to carry out the terms of this Pledge Agreement. Pledgor ratifies and approves all such acts of such attorney-in-fact. Neither the Collateral Agent nor any other Person designated by the Collateral Agent as attorney-in-fact hereunder will be liable for any acts or omissions, nor for any errors of judgment or mistakes of fact or law. This power, coupled with an interest, is irrevocable until all Commitments have been terminated and all Secured Obligations, other than Secured Obligations in respect of indemnification that are not yet due and payable and other similar contingent obligations which are no yet due and payable and survive the termination of this Agreement, have been paid in full.

         12. Collateral Agent's Right To Take Action. In the event that Pledgor fails or refuses promptly to perform any of its obligations set forth herein, including, without limitation, its obligation pursuant to Section 6(e) hereof to pay taxes, assessments and other charges levied, assessed or imposed on the Pledged Collateral, or otherwise fails or refuses to pay any amount necessary for the preservation and protection of the Pledged Collateral, the Collateral Agent shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same (including, without limitation, to pay any such taxes, assessments, charges or other sums, together with interest and penalties thereon) and any sums paid by the Collateral Agent, or the cost thereof, including, without limitation, attorneys' fees, shall be reimbursed by Pledgor, to the Collateral Agent on demand and, until so reimbursed, shall bear interest at the highest rate chargeable under Section 4.03(c) of the Credit Agreement.

         13.      Expenses.

                  (a) The Pledgor shall pay (i) all reasonable, out-of-pocket costs and expenses of the Collateral Agent, its Affiliates and the lenders, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent and its Affiliates (but not the other Secured Parties), in connection with the preparation and administration of this Pledge Agreement and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Pledge Agreement or any other Credit Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Collateral Agent or any Secured Party in connection with the enforcement or protection of its rights in connection with this Pledge Agreement, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations.

                  (b) The Pledgor shall pay, and hold the Collateral Agent and each of the Secured Parties harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Pledge Agreement and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save the Collateral Agent and each Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  (c) To the extent that the Pledgor fails to pay any amount required to be paid to the Collateral Agent under clauses (a) or
         (b) hereof, each Secured Party severally agrees to pay to the Collateral Agent such Secured Party's pro rata share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such.

                  (d) All amounts due under this Section shall be payable promptly after written demand therefor.

         14. Indemnity. Pledgor will indemnify and hold harmless each of the Secured Parties and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Secured Parties or any of them resulting from any breach or alleged breach by Pledgor of any representation or warranty made hereunder, or otherwise arising out of this Pledge Agreement, unless, with respect to any of the above, any of the Secured Parties are finally judicially determined to have acted or failed to act with gross negligence or wilful misconduct. This Section 14 shall survive termination of this Pledge Agreement.

         15. Limitation On the Collateral Agent's Duty In Respect Of Pledged Collateral. The Collateral Agent shall use reasonable care with respect to the Pledged Collateral in its possession or under its control. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or any income thereon, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent, or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

         16. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Documents or the SunTrust Note;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to Pledgor or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Secured Obligations or any other assets of Pledgor or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of Pledgor or any of its Subsidiaries; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party pledgor.

         17. Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         18. Successors And Assigns. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor (including any debtor-in-possession on behalf of Pledgor) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Collateral Agent, Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder. Pledgor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

         19. Waivers. The rights and remedies of the Secured Parties under this Pledge Agreement shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by any Secured Party in exercising any right shall operate as a waiver of such right. The Secured Parties expressly reserve the right to require strict compliance with the terms of this Pledge Agreement. Any waiver or indulgence granted by any Secured Party shall not constitute a modification of this Pledge Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by any Secured Party at variance with the terms of this Pledge Agreement such as to require further notice by the them or their intent to require strict adherence to the terms of this Pledge Agreement in the future. Any such actions shall not in any way affect the ability of the Secured Parties, in their discretion, to exercise any rights available to them under this Pledge Agreement.

         20. Remedies. The rights and remedies of the Secured Parties under this Pledge Agreement shall be cumulative and nonexclusive of any other rights and remedies which any Secured Party may have under any other agreement, including the Credit Documents, or by operation of law or otherwise. Recourse to the Pledged Collateral shall not be required.

         21. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         22. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and given in the manner, and deemed received in the manner provided for in of the Credit Agreement or the SunTrust Note, as the case may be.

         23. Limitation By Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

         24. Headings. Headings used in this Pledge Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         25. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         26.      Time Of The Essence. TIME IS OF THE ESSENCE OF THIS PLEDGE
AGREEMENT.

         27.      Governing Law; Submission to Jurisdiction.

                  (i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                  (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF GEORGIA OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (iii) PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO PLEDGOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         28. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

         29. Benefit of Secured Parties. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties and all proceeds or payments realized from Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms hereof.

         30. Termination of this Pledge Agreement. No termination or cancellation (regardless of cause or procedure) of the Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation. This Pledge Agreement shall not terminate until all Commitments have been terminated and all Secured Obligations, other than Secured Obligations in respect of indemnification that are not yet due and payable and other similar contingent obligations which are no yet due and payable and survive the termination of this Agreement, have been paid in full.

         IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                                THE DIXIE GROUP, INC.


                                            By:  /s/ Gary A. Harmon
                                                -----------------------------
                                                Name:  Gary A. Harmon
                                                Title: Vice President and
                                                       Chief Financial Officer


         Acknowledged and Agreed to :

         SUNTRUST BANK, as Collateral Agent




         By: /s/
             -------------------------
             Name:
             Title:



                     [SIGNATURE PLAGE TO PLEDGE AGREEMENT]

                                  Schedule I to
                                Pledge Agreement



                             Place of               Percentage of Shares                    Shares Issued
Name of Corporation          Incorporation          Issued and Outstanding    Par/No Par    And Outstanding
-------------------          -------------          ----------------------    ----------    ---------------

Carriage Industries, Inc.    Georgia                   100%                     $0.02         2,015,932

Dixie Export, Inc.           U.S. Virgin Islands       100%                      no par             100

Amtex, Inc.                  Tennessee                 100%                      no par             113

C-Knit Apparel, Inc.         Tennessee                 100%                      no par           1,000

Dixie Funding, Inc.          Tennessee                 100%                      $0.01              100